Exhibit 99.1

FOR IMMEDIATE RELEASE

February 24, 2022

CONTACT:	Steve Filton
Chief Financial Officer
610-768-3300

UNIVERSAL HEALTH SERVICES, INC.

ANNOUNCES 2021 FOURTH QUARTER AND FULL YEAR FINANCIAL RESULTS,

2022 FULL YEAR EARNINGS GUIDANCE AND $1.4 BILLION INCREASE TO STOCK REPURCHASE PROGRAM

Consolidated Results of Operations, As Reported and As Adjusted  – Three-month periods ended December 31, 2021 and 2020:

KING OF PRUSSIA, PA – Universal Health Services, Inc. (NYSE: UHS) announced today that its reported net income attributable to UHS was $239.1 million, or $3.00 per diluted share, during the fourth quarter of 2021, as compared to $308.7 million, or $3.60 per diluted share, during the fourth quarter of 2020. Net revenues increased by 6.1% to $3.275 billion during the fourth quarter of 2021 as compared to $3.087 billion during the fourth quarter of 2020.

As reflected on the Schedule of Non-GAAP Supplemental Information (“Supplemental Schedule”), our adjusted net income attributable to UHS during the fourth quarter of 2021 was $235.1 million, or $2.95 per diluted share, as compared to $307.9 million, or $3.59 per diluted share, during the fourth quarter of 2020.

Included in our reported and adjusted net income attributable to UHS during the fourth quarter of 2021 was a net favorable after-tax impact of approximately $26.2 million, or $.33 per diluted share, resulting from approximately $34 million of revenues recorded during the fourth quarter in connection with the Kentucky Medicaid Managed Care Hospital Rate Increase Program, covering the period of July 1, 2021 to December 31, 2021, as discussed below in Kentucky Hospital Rate Increase Program;

Included in our reported and adjusted net income attributable to UHS during the fourth quarter of 2020 were the following: (i) a favorable impact of approximately $151.4 million, or $1.76 per diluted share, resulting from the recording of approximately $200 million of grant revenues from various governmental stimulus programs, most notably the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”), and; (ii) an unfavorable estimated impact of $42.1 million ($55 million pre-tax), or $.49 per diluted share, resulting from the information technology incident that occurred in September, 2020.

As reflected on the Supplemental Schedule, included in our reported results during the fourth quarter of 2021, was a net aggregate favorable after-tax impact of $4.0 million, or $.05 per diluted share, consisting primarily of an after-tax unrealized gain of $4.1 million, or $.05 per diluted share, ($5.4 million pre-tax which is included in “Other (income) expense, net”), resulting from an increase in the market value of certain equity securities.

As reflected on the Supplemental Schedule, included in our reported results during the fourth quarter of 2020, was a net aggregate favorable after-tax impact of $849,000, or $.01 per diluted share, consisting of the following: (i) an after-tax unrealized gain of $3.9 million, or $.05 per diluted share, resulting from an increase in the market value certain equity securities, and; (ii) a unfavorable after-tax impact of $3.0 million, or $.04 per diluted share, resulting from ASU 2016-09, “Compensation – Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting” (“ASU 2016-09”).

As calculated on the attached Supplemental Schedule, our earnings before interest, taxes, depreciation & amortization (“EBITDA net of NCI”, NCI is net income attributable to noncontrolling interests), was $464.5 million during the fourth quarter of 2021, as compared to $557.2 million during the fourth quarter of 2020. Our adjusted earnings before interest, taxes, depreciation & amortization (“Adjusted EBITDA net of NCI”), which excludes the impact of other (income) expense, net, was $452.2 million during the fourth quarter of 2021 as compared to $548.9 million during the fourth quarter of 2020.

Consolidated Results of Operations, As Reported and As Adjusted  – Twelve-month periods ended December 31, 2021 and 2020:

Reported net income attributable to UHS was $991.6 million, or $11.82 per diluted share, during the full year of 2021, as compared to $944.0 million, or $10.99 per diluted share, during the 2020 full year. Net revenues increased by 9.4% to $12.642 billion during 2021 as compared to $11.559 billion during 2020.

As reflected on the Supplemental Schedule, our adjusted net income attributable to UHS during the twelve-month period ended December 31, 2021 was $991.7 million, or $11.82 per diluted share, as compared to $954.7 million, or $11.12 per diluted share, during the full year of 2020.

Our reported and adjusted net income attributable to UHS during the twelve-month period ended December 31, 2021, included the following:

•

a favorable after-tax impact of $74.0 million, or $.88 per diluted share, resulting from approximately $97 million of revenues recorded during 2021 in connection with the Kentucky Medicaid Managed Care Hospital Rate Increase Program, covering the period of July 1, 2020 to December 31, 2021, as discussed below in Kentucky Hospital Rate Increase Program;

•

an unfavorable after-tax impact of approximately $39.2 million, or $.47 per diluted share, resulting from a $52 million increase to our reserves for self-insured professional and general liability claims recorded during 2021 resulting from unfavorable trends experienced in connection with the number of asserted claims and reported incidents and estimates of losses for those claims, and;

•

an aggregate favorable after-tax impact of $28.4 million, or $.34 per diluted share, resulting from approximately $38 million of aggregate commercial insurance proceeds received during 2021 in connection with: (i) the unfavorable economic impact resulting from the previously disclosed information technology incident that occurred during 2020 ($29 million aggregate proceeds received thus far representing partial recovery of the loss sustained), and; (ii) the COVID-19 pandemic (approximately $9 million of insurance proceeds received representing recovery of the policy maximum).

Our reported and adjusted net income attributable to UHS during the twelve-month period ended December 31, 2020, included the following: (i) a favorable impact of $308.6 million, or $3.61 per diluted share, resulting from the recording of grant revenues of approximately $413 million from various governmental stimulus programs, most notably the CARES Act; (ii) an unfavorable estimated impact of $51.3 million ($67 million pre-tax), or $.60 per diluted share, resulting from the information technology incident that occurred in September, 2020, and; (iii) a favorable impact of $21.4 million, or $0.25 per diluted share, resulting from $28 million of net revenues recorded in connection with the California Medicaid supplemental payment program related to our acute care hospitals.

As reflected on the Supplemental Schedule, included in our reported results during the twelve-month period ended December 31, 2021, were the following which, on a net aggregate basis, amounted to a de minimis amount: (i) an after-tax charge of $12.9 million, or $.15 per diluted share, ($16.8 million pre-tax which is included in “Other (income) expense, net”) recorded in connection with the costs related to extinguishment of debt resulting from various financing transactions completed during the third quarter of 2021; (ii) an after-tax unrealized gain of $10.4 million, or $.12 per diluted share, ($13.6 million pre-tax which is included in “Other

(income) expense, net”) resulting from an increase in the market value of shares of certain equity securities, and; (iii) a favorable after-tax impact of $2.4 million, or $.03 per diluted share, resulting from ASU 2016-09.

As reflected on the Supplemental Schedule, included in our reported results during the twelve-month period ended December 31, 2020, was a net aggregate unfavorable after-tax impact of $10.8 million, or $.13 per diluted share, consisting of the following: (i) an after-tax unrealized loss of $3.3 million, or $.04 per diluted share, resulting from a decrease in the market value of shares of certain equity securities, and; (ii) an unfavorable after-tax impact of $7.4 million, or $.09 per diluted share, resulting from ASU 2016-09.

As calculated on the attached Supplemental Schedule, our EBITDA net of NCI, was $1.914 billion during the twelve-month period ended December 31, 2021, as compared to $1.860 billion during the full year of 2020. Our Adjusted EBITDA net of NCI, which excludes the impact of other (income) expense, net, was $1.900 billion during the twelve-month period ended December 31, 2021, as compared to $1.860 billion during the full year of 2020.

Acute Care Services – Three and twelve-month periods ended December 31, 2021 and 2020:

During the fourth quarter of 2021, at our acute care hospitals owned during both periods (“same facility basis”), adjusted admissions (adjusted for outpatient activity) increased by 8.9% and adjusted patient days increased by 5.0%, as compared to the fourth quarter of 2020.

At these facilities, excluding the CARES Act and other governmental stimulus revenues of approximately $155 million recorded during the fourth quarter of 2020, net revenue per adjusted admission increased by 3.7% while net revenue per adjusted patient day increased by 7.5% during the fourth quarter of 2021, as compared to the fourth quarter of 2020.  During the fourth quarter of 2021, as compared to the fourth quarter of 2020, net revenues generated from our acute care services on a same facility basis increased by 4.4% including the CARES Act and other governmental stimulus revenues recorded during the fourth quarter of 2020, and increased by 14.8% excluding the CARES Act and other governmental stimulus revenues recorded during the fourth quarter of 2020.

During the twelve-month period ended December 31, 2021, at our acute care hospitals on a same facility basis, adjusted admissions increased by 7.7% and adjusted patient days increased by 8.6%, as compared to the full year of 2020.  At these facilities, excluding the CARES Act and other governmental stimulus revenues of approximately $316 million recorded during the full year of 2020, net revenue per adjusted admission increased by 8.6% while net revenue per adjusted patient day increased by 7.7% during the full year of 2021, as compared to 2020. During the full year of 2021, as compared to 2020, net revenues generated from our acute care services on a same facility basis increased by 11.6% including the CARES Act and other governmental stimulus revenues recorded during the full year of 2020 and increased by 17.6% excluding the CARES Act and other governmental stimulus revenues recorded during 2020.

Behavioral Health Care Services – Three and twelve-month periods ended December 31, 2021 and 2020:

During the fourth quarter of 2021, at our behavioral health care facilities on a same facility basis, adjusted admissions increased by 1.5% and adjusted patient days increased 0.5%, as compared to the fourth quarter of 2020.

At these facilities, excluding the CARES Act and other governmental stimulus revenues of approximately $45 million recorded during the fourth quarter of 2020, net revenue per adjusted admission increased by 7.8% while net revenue per adjusted patient day increased by 8.9% during the fourth quarter of 2021, as compared to the fourth quarter of 2020.  During the fourth quarter of 2021, as compared to the fourth quarter of 2020, net revenues generated from our behavioral health care services on a same facility basis increased by 5.4% including the CARES Act and other governmental stimulus revenues recorded during the fourth quarter of 2020, and increased by 9.2% excluding the CARES Act and other governmental stimulus revenues recorded during the fourth quarter of 2020.

During the twelve-month period ended December 31, 2021, at our behavioral health care facilities on a same facility basis, adjusted admissions increased by 1.6% and adjusted patient days increased by 0.4%, as compared to the full year of 2020. At these facilities, excluding the CARES Act and other governmental stimulus revenues of approximately $97 million recorded during the full year of 2020, net revenue per adjusted admission increased by 5.4% while net revenue per adjusted patient day increased by 6.7% during the full year of 2021, as compared to the full year of 2020.  During the year ended December 31, 2021, as compared to the full year of 2020, net revenues generated from our behavioral health care services on a same facility basis increased by 5.4% including the CARES Act and other governmental stimulus revenues recorded during the full year of 2020, and increased by 7.5% excluding the CARES Act and other governmental stimulus revenues recorded during the year ended December 31, 2020.

COVID-19

The impact of the COVID-19 pandemic, which began during the second half of March, 2020, has had a material effect on our operations and financial results since that time. The COVID-19 vaccination process commenced during the first quarter of 2021. Since that time through the second quarter of 2021, we had generally experienced a decline in COVID-19 patients as well as a corresponding recovery in non-COVID patient activity.  However, during the third and fourth quarters of 2021, and continuing into the first quarter of 2022, our facilities have generally experienced an increase in COVID-19 patients resulting from the Delta and, more recently, the highly transmissible Omicron variants. Although booster doses for COVID-19 vaccinations began during the third quarter of 2021, and while we expect the administration of vaccines booster doses will assist in easing the number of COVID-19 patients, the pace at which this is likely to occur is very difficult to predict. Since the future volumes and severity of COVID-19 patients remain highly uncertain and subject to change, including potential increases in future COVID-19 patient volumes caused by new variants of the virus, as well as related pressures on staffing and wage rates, we are not able to fully quantify the impact that these factors will have on our future financial results.  However, developments related to the COVID-19 pandemic could materially affect our financial performance during 2022.

Net Cash Provided by Operating Activities and Liquidity and Financing Transactions:

Net Cash Provided by Operating Activities:

For the twelve months ended December 31, 2021, our net cash provided by operating activities was $884 million as compared to $2.360 billion during the full year of 2020.  The $1.476 billion net decrease in our cash provided by operating activities during the year ended December 31, 2021, as compared to full year of 2020, was due to: (i) an unfavorable change of $1.398 billion resulting primarily from the early return of the $695 million of Medicare accelerated payments which were repaid during the first quarter of 2021, as compared to a favorable change of $699 million experienced during 2020 resulting primarily from receipt of the Medicare accelerated payments; (ii) an unfavorable change of approximately $262 million due to the following, as provided for by the CARES Act: (1) a $178 million favorable impact experienced during 2020 resulting from the payment deferral of the employer’s share of Social Security taxes, and; (2) an $84 million unfavorable impact experienced during 2021 resulting from the payment of the first of two installments to remit the deferred amount (the $94 million remaining payment deferral will be remitted during 2022); (iii) a favorable change of $137 million in accounts receivable due, in part, to the unfavorable impact experienced during 2020, and corresponding favorable impact experienced during 2021, resulting from the coding, billing and collection delays experienced during the fourth quarter of 2020 resulting from the information technology incident that occurred in September, 2020; (iv) a favorable change of $88 million resulting from an increase in net income plus depreciation and amortization expense, stock-based compensation expense, gain/loss on sales of assets and businesses, costs related to extinguishment of debt and provision for asset impairment; (v) an unfavorable change of $64 million in accrued and deferred income taxes; (vi) a favorable change of $49 million in accrued insurance expense, net of commercial premiums paid, and; (vii) $26 million of other combined net unfavorable changes.

Liquidity and Financing Transactions:

As of December 31, 2021, we had $854 million of aggregate available borrowing capacity pursuant to our $1.2 billion revolving credit facility, net of outstanding letters of credit.

In connection with the various financing transactions completed during the third quarter of 2021, our results of operations for the twelve-month periods ended December 31, 2021, include a $16.8 million pre-tax charge incurred for costs related to the extinguishment of debt. This pre-tax charge consisted of the following: (i) $6.8 million incurred to write-off unamortized deferred charges on the extinguished debt, and; (ii) a $10 million make-whole premium paid on the early redemption of the $400 million, 5.00% senior secured notes.

Stock Repurchase Program and Increased Authorization:

On February 24, 2022, our Board of Directors authorized a $1.4 billion increase to our stock repurchase program. Pursuant to this program, shares of our Class B Common Stock may be repurchased, from time to time as conditions allow, on the open market or in negotiated private transactions.

During the fourth quarter of 2021, pursuant to previous share repurchase authorizations, including a $1.0 billion increase to the program approved by our Board of Directors in July, 2021, we have repurchased approximately 3.43 million shares at an aggregate cost of approximately $432.3 million (approximately $126 per share).  For the year ended December 31, 2021, we have repurchased approximately 8.41 million shares at an aggregate cost of approximately $1.201 billion (approximately $143 per share).

As of December 31, 2021, prior to the above-mentioned increased authorization approved in February, 2022, we had an aggregate available repurchase authorization of $358.2 million.  In January and February of 2022, we have repurchased an additional 2.30 million shares at an aggregate cost of approximately $299.1 million (approximately $130 per share).  As of February 24, 2022, including the above-mentioned $1.4 billion increased authorization, we have an aggregate available repurchase authorization of approximately $1.46 billion.

2022 Operating Results Forecast:

Reflected below is our 2022 guidance range for consolidated net revenues, earnings before interest, taxes, depreciation & amortization, and the impacts of other income/expense and net income attributable to noncontrolling interests (“Adjusted EBITDA net of NCI”), adjusted net income attributable to UHS per diluted share (“Adjusted EPS-diluted”) and capital expenditures.

Adjusted EPS-diluted and Adjusted EBITDA net of NCI, are non-GAAP financial measures and should be examined in connection with net income determined in accordance with GAAP as presented in the consolidated financial statements and notes thereto in this report or in our filings with the Securities and Exchange Commission including our Report on Form 10-K for the year ended December 31, 2021. Please see the Supplemental Non-GAAP Disclosures - 2022 Operating Results Forecast schedule as included herein for additional information and a reconciliation to the financial forecasts as computed in accordance with GAAP.

                     For the Year Ended

                                             December 31, 2022

	Low	High
Net revenues	$13.424 billion	$13.694 billion
Adjusted EBITDA net of NCI	$1.830 billion	$1.927 billion
Adjusted EPS-diluted	$11.90 per share	$12.90 per share
Capital expenditures	$950 million	$1.100 billion

Our 2022 guidance contains a number of assumptions including, but not limited to, the following:

•	The impact of the COVID-19 pandemic, which began during the second half of March, 2020, has had a material unfavorable effect on our operations and financial results since that time. The extent to which the COVID-19 pandemic and measures taken in response thereto impact our business, results of operations and financial condition will depend on numerous factors and future developments, most of which are beyond our control or ability to predict. The ultimate impact of the COVID-19 pandemic is highly uncertain and subject to change. We are not able to fully quantify the impact that these factors will have on our future financial results, but expect developments related to the COVID-19 pandemic to materially affect our financial performance in 2022 and may cause our 2022 actual operating results to differ materially from our 2022 operating results forecast. Please see additional disclosure above in COVID-19.

•

The 2022 forecasted amounts exclude the impact of future items, if applicable, that are nonrecurring or non-operational in nature including items such as, but not limited to, reserves for various matters including settlements, legal judgments and lawsuits, potential impacts of non-ordinary course acquisitions, divestitures, joint ventures or other strategic transactions, costs related to extinguishment of debt, gains/losses on sales of assets and businesses, impairment of long-lived and intangible assets, other amounts that may be reflected in the current financial statements that relate to prior periods, and the impact of share repurchases that differ from our forecasted assumptions. It is also subject to certain conditions including those as set forth below in General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures.

•

Our net revenues are estimated to be approximately $13.424 billion to $13.694 billion representing an increase of approximately 6.2% to 8.3% over our 2021 net revenues of approximately $12.642 billion.

•	Our Adjusted EBITDA net of NCI is estimated to be approximately $1.830 billion to $1.927 billion as compared to our 2021 Adjusted EBITDA net of NCI of $1.900 billion.
•

Our Adjusted EPS-diluted range is estimated to be $11.90 per diluted share to $12.90 per diluted share as compared to our adjusted net income attributable to UHS of $11.82 per diluted share for the year ended December 31, 2021, as calculated on the attached Supplemental Schedule.

Kentucky Hospital Rate Increase Program:

In early 2021, CMS approved the Kentucky Medicaid Managed Care Hospital Rate Increase Program (“HRIP”) for SFY 2021, which covered the period of July 1, 2020 through June 30, 2021. In December 2021, CMS approved the HRIP program period for the period July 1, 2021 to December 31, 2021.

Included in our financial results for the three-month period ended December 31, 2021 is approximately $34 million of HRIP reimbursement covering the six-month period of July 1, 2021 through December 31, 2021.  Included in our financial results for the full year of 2021 was approximately $97 million of HRIP reimbursement covering the eighteen-month period of July 1, 2020 through December 31, 2021.

Programs such as HRIP require an annual state submission and approval by CMS. In December, 2021, CMS approved the program for the period of January 1, 2022 through December 31, 2022 at rates similar to the prior year. We estimate that our reimbursements pursuant to HRIP will approximate $58 million during the year ended December 31, 2022.

Conference call information:

We will hold a conference call for investors and analysts at 9:00 a.m. eastern time on February 25, 2022. The dial-in number is 1-877-648-7971.

A live broadcast of the conference call will be available on our website at www.uhs.com.  Also, a replay of the call will be available following the conclusion of the live call and will be available for one full year.

General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures:

One of the nation’s largest and most respected providers of hospital and healthcare services, Universal Health Services, Inc. has built an impressive record of achievement and performance. Growing steadily since our inception into an esteemed Fortune 500 corporation, our annual revenues during 2021 were approximately $12.6 billion. In 2022, UHS was again recognized as one of the World’s Most Admired Companies by Fortune; and in 2021 the Company ranked #270 on the Fortune 500 and #307 on Forbes’ list of America’s Largest Public Companies.

Our operating philosophy is as effective today as it was upon the Company’s founding in 1979, enabling us to provide compassionate care to our patients and their loved ones.  Our strategy includes building or acquiring high quality hospitals in rapidly growing markets, investing in the people and equipment needed to allow each facility to thrive, and becoming the leading healthcare provider in each community we serve.

Headquartered in King of Prussia, PA, UHS has over 89,000 employees and through its subsidiaries operates 27 acute care hospitals, 335 behavioral health facilities, 40 outpatient facilities and ambulatory care access points, an insurance offering, a physician network and various related services located in 39 U.S. states, Washington, D.C., Puerto Rico and the United Kingdom. In addition, UHS also has under construction, a new 170-bed acute care hospital located in Reno, Nevada, that is scheduled to be completed and opened during the first quarter of 2022. It acts as the advisor to Universal Health Realty Income Trust, a real estate investment trust (NYSE:UHT).  For additional information visit www.uhs.com.

This press release contains forward-looking statements based on current management expectations.  Numerous factors, including those disclosed herein, those related to the anticipated impact of COVID-19 on our operations and financial results, those related to healthcare industry trends and those detailed in our filings with the Securities and Exchange Commission (as set forth in Item 1A-Risk Factors and in Item 7-Forward-Looking Statements and Risk Factors in our Form 10-K for the year ended December 31, 2021), may cause the results to differ materially from those anticipated in the forward-looking statements.  These statements are subject to risks and uncertainties and therefore actual results may differ materially.  Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof.  We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.  Many of the factors that could affect our future results are beyond our control or ability to predict, including the impact of the COVID-19 pandemic. Our future operations and financial results will likely be materially impacted by developments related to COVID-19 including, but not limited to, the potential impact on future COVID-19 patient volumes resulting from new variants of the virus, the length of time and severity of the spread of the pandemic; the volume of cancelled or rescheduled elective procedures and the volume of COVID-19 patients treated at our hospitals and other healthcare facilities; measures we are taking to respond to the COVID-19 pandemic; the impact of government and administrative regulation and stimulus on the hospital industry and potential retrospective adjustment in future periods of CARES Act and other grant income revenues recorded as revenues in prior periods; declining patient volumes and unfavorable changes in payer mix caused by deteriorating macroeconomic conditions (including increases in uninsured and underinsured patients as the result of business closings and layoffs); potential disruptions to our clinical staffing and shortages and disruptions related to supplies required for our employees and patients; and potential increases to expenses related to staffing, supply chain or other expenditures; the impact of our substantial indebtedness and the ability to refinance such indebtedness on acceptable terms, as well as risks associated with disruptions in the financial markets and the business of financial institutions as the result of the COVID-19 pandemic which could impact us from a financing perspective; and changes in general economic conditions nationally and regionally in our markets resulting from the COVID-19 pandemic. We are not able to fully quantify the impact that these factors will have on our future financial results, but developments related to the COVID-19 pandemic could materially affect our financial performance during 2022.

We believe that adjusted net income attributable to UHS, adjusted net income attributable to UHS per diluted share, EBITDA net of NCI and Adjusted EBITDA net of NCI, which are non-GAAP financial measures (“GAAP” is Generally Accepted Accounting Principles in the United States of America), are helpful to our investors as measures of our operating performance. In addition, we believe that, when applicable, comparing and discussing our financial results based on these measures, as calculated, is helpful to our investors since it neutralizes the effect of material items impacting our net income attributable to UHS, such as, the impact of ASU 2016-09, unrealized gains/losses resulting from changes in the market value of shares of certain equity securities, and other potential material items that are nonrecurring or non-operational in nature including, but not limited to, impairments of long-lived and intangible assets, reserves for various matters including settlements, legal judgments and lawsuits, costs related to extinguishment of debt, gains/losses on sales of assets and businesses, and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. To obtain a complete understanding of our financial performance these measures should be examined in connection with net income attributable to UHS, as determined in accordance with GAAP, and as presented in the condensed consolidated financial statements and notes thereto in this report or in our other filings with the Securities and Exchange Commission including our Report on Form 10-K for the year ended December 31, 2021. Since the items included or excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be alternatives to net income as a measure of our operating performance or profitability. Since these measures, as presented, are not determined in accordance with GAAP and are thus susceptible to varying calculations, they may not be comparable to other similarly titled measures of other companies. Investors are encouraged to use GAAP measures when evaluating our financial performance.

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Universal Health Services, Inc.
Consolidated Statements of Income
(in thousands, except per share amounts)
(unaudited)

	Three months		Twelve months
	ended December 31,		ended December 31,
	2021	2020	2021	2020
Net revenues	$3,275,251	3,086,935	$12,642,117	11,558,897

Operating charges:
Salaries, wages and benefits	1,621,788	1,466,070	6,163,944	5,613,097
Other operating expenses	802,279	690,560	3,035,869	2,672,762
Supplies expense	374,157	351,324	1,427,134	1,288,132
Depreciation and amortization	133,363	133,930	533,213	510,493
Lease and rental expense	30,015	31,092	118,863	116,059
	2,961,602	2,672,976	11,279,023	10,200,543

Income from operations	313,649	413,959	1,363,094	1,358,354
Interest expense, net	19,217	19,886	83,672	106,285
Other (income) expense, net	(12,316)	(8,305)	(13,891)	(14)
Income before income taxes	306,748	402,378	1,293,313	1,252,083
Provision for income taxes	72,837	94,644	305,681	299,293
Net income	233,911	307,734	987,632	952,790
Less: Net income (loss) attributable to noncontrolling interests ("NCI")	(5,213)	(974)	(3,958)	8,837
Net income attributable to UHS	$239,124	$308,708	$991,590	$943,953

Basic earnings per share attributable to UHS (a)	$3.03	$3.63	$11.99	$11.06

Diluted earnings per share attributable to UHS (a)	$3.00	$3.60	$11.82	$10.99

Universal Health Services, Inc.
Footnotes to Consolidated Statements of Income
(in thousands, except per share amounts)
(unaudited)

	Three months		Twelve months
	ended December 31,		ended December 31,
	2021	2020	2021	2020
(a) Earnings per share calculation:

Basic and diluted:
Net income attributable to UHS	$239,124	$308,708	$991,590	$943,953
Less: Net income attributable to unvested restricted share grants	(450)	(994)	(2,059)	(2,981)
Net income attributable to UHS - basic and diluted	$238,674	$307,714	$989,531	$940,972

Weighted average number of common shares - basic	78,808	84,728	82,519	85,061

Basic earnings per share attributable to UHS:	$3.03	$3.63	$11.99	$11.06

Weighted average number of common shares	78,808	84,728	82,519	85,061
Add: Other share equivalents	867	859	1,173	526
Weighted average number of common shares and equiv. - diluted	79,675	85,587	83,692	85,587

Diluted earnings per share attributable to UHS:	$3.00	$3.60	$11.82	$10.99

Universal Health Services, Inc.
Schedule of Non-GAAP Supplemental Information ("Supplemental Schedule")
For the Three Months ended December 31, 2021 and 2020
(in thousands, except per share amounts)
(unaudited)

Calculation of Earnings/Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA/Adjusted EBITDA net of NCI")

	Three months ended	% Net	Three months ended	% Net
	December 31, 2021	revenues	December 31, 2020	revenues
Net income attributable to UHS	$239,124		$308,708
Depreciation and amortization	133,363		133,930
Interest expense, net	19,217		19,886
Provision for income taxes	72,837		94,644
EBITDA net of NCI	$464,541	14.2%	$557,168	18.0%

Other (income) expense, net	(12,316)		(8,305)
Adjusted EBITDA net of NCI	$452,225	13.8%	$548,863	17.8%

Net revenues	$3,275,251		$3,086,935

Calculation of Adjusted Net Income Attributable to UHS

	Three months ended		Three months ended
	December 31, 2021		December 31, 2020
		Per		Per
	Amount	Diluted Share	Amount	Diluted Share
Net income attributable to UHS	$239,124	$3.00	$308,708	$3.60
Plus/minus after-tax adjustments:
Unrealized gain on equity securities	(4,119)	(0.05)	(3,880)	(0.05)
Impact of ASU 2016-09	99	-	3,031	0.04
Subtotal adjustments	(4,020)	(0.05)	(849)	(0.01)
Adjusted net income attributable to UHS	$235,104	$2.95	$307,859	$3.59

Universal Health Services, Inc.
Schedule of Non-GAAP Supplemental Information ("Supplemental Schedule")
For the Twelve Months ended December 31, 2021 and 2020
(in thousands, except per share amounts)
(unaudited)

Calculation of Earnings/Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA/Adjusted EBITDA net of NCI")

	Twelve months ended	% Net	Twelve months ended	% Net
	December 31, 2021	revenues	December 31, 2020	revenues
Net income attributable to UHS	$991,590		$943,953
Depreciation and amortization	533,213		510,493
Interest expense, net	83,672		106,285
Provision for income taxes	305,681		299,293
EBITDA net of NCI	$1,914,156	15.1%	$1,860,024	16.1%

Other (income) expense, net	(13,891)		(14)
Adjusted EBITDA net of NCI	$1,900,265	15.0%	$1,860,010	16.1%

Net revenues	$12,642,117		$11,558,897

Calculation of Adjusted Net Income Attributable to UHS

	Twelve months ended		Twelve months ended
	December 31, 2021		December 31, 2020
		Per		Per
	Amount	Diluted Share	Amount	Diluted Share
Net income attributable to UHS	$991,590	$11.82	$943,953	$10.99
Plus/minus after-tax adjustments:
Unrealized (gain) loss on equity securities	(10,374)	(0.12)	3,313	0.04
Debt extinguishment costs	12,884	0.15	-	-
Impact of ASU 2016-09	(2,423)	(0.03)	7,443	0.09
Subtotal adjustments	87	-	10,756	0.13
Adjusted net income attributable to UHS	$991,677	$11.82	$954,709	$11.12

Universal Health Services, Inc.
Consolidated Statements of Comprehensive Income
(in thousands)
(unaudited)

	Three months		Twelve months
	ended December 31,		ended December 31,
	2021	2020	2021	2020
Net income	$233,911	$307,734	$987,632	$952,790
Other comprehensive income (loss):
Minimum pension liability	1,427	4,428	1,427	4,428
Foreign currency translation adjustment	2,441	31,899	(20,743)	13,619
Other comprehensive income (loss) before tax	3,868	36,327	(19,316)	18,047
Income tax expense (benefit) related to items of other comprehensive income (loss)	471	2,728	(1,487)	1,820
Total other comprehensive income (loss), net of tax	3,397	33,599	(17,829)	16,227

Comprehensive income	237,308	341,333	969,803	969,017
Less: Comprehensive income attributable to noncontrolling interests	(5,213)	(974)	(3,958)	8,837
Comprehensive income attributable to UHS	$242,521	$342,307	$973,761	$960,180

Universal Health Services, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	December 31,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$115,301	$1,224,490
Accounts receivable, net	1,746,635	1,728,928
Supplies	206,839	190,417
Other current assets	194,781	138,034
Total current assets	2,263,556	3,281,869

Property and equipment	10,770,702	9,885,888
Less: accumulated depreciation	(4,896,427)	(4,512,764)
	5,874,275	5,373,124
Other assets:
Goodwill	3,962,624	3,882,715
Deferred income taxes	45,707	22,689
Right of use assets-operating leases	367,477	336,513
Deferred charges	6,525	4,985
Other	573,379	574,984
Total Assets	$13,093,543	$13,476,879

Liabilities and Stockholders' Equity
Current liabilities:
Current maturities of long-term debt	$48,409	$331,998
Accounts payable and other liabilities	1,860,490	1,668,671
Medicare accelerated payments and deferred CARES Act and other grants	6	376,151
Operating lease liabilities	64,484	59,796
Federal and state taxes	10,720	44,423
Total current liabilities	1,984,109	2,481,039

Other noncurrent liabilities	464,759	458,549
Operating lease liabilities noncurrent	304,624	278,303
Medicare accelerated payments noncurrent	0	322,617
Long-term debt	4,141,879	3,524,253
Deferred income taxes	0	5,582

Redeemable noncontrolling interest	5,119	4,569

UHS common stockholders' equity	6,089,664	6,317,146
Noncontrolling interest	103,389	84,821
Total equity	6,193,053	6,401,967

Total Liabilities and Stockholders' Equity	$13,093,543	$13,476,879

Universal Health Services, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)
	Twelve months
	ended December 31,
	2021	2020
Cash Flows from Operating Activities:
Net income	$987,632	$952,790
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation & amortization	533,213	510,493
(Gain) loss on sale of assets and businesses	(5,170)	1,957
Costs related to extinguishment of debt	16,831	1,365
Stock-based compensation expense	73,686	65,837
Provision for asset impairment	14,391	0
Changes in assets & liabilities, net of effects from acquisitions and dispositions:
Accounts receivable	(8,873)	(145,901)
Accrued interest	4,950	(10,028)
Accrued and deferred income taxes	(54,030)	9,593
Other working capital accounts	46,526	124,545
Medicare accelerated payments and deferred CARES Act and other grants	(698,762)	698,768
Other assets and deferred charges	(39,337)	(4,555)
Other	(82,075)	109,167
Accrued insurance expense, net of commercial premiums paid	186,215	159,223
Payments made in settlement of self-insurance claims	(91,502)	(113,085)
Net cash provided by operating activities	883,695	2,360,169
Cash Flows from Investing Activities:
Property and equipment additions	(855,659)	(731,307)
Proceeds received from sales of assets and businesses	25,425	8,168
Acquisition of businesses and property	(105,415)	(52,009)
Inflows (outflows) from foreign exchange contracts that hedge our net U.K. investment	1,357	(21,740)
Decrease (increase) in capital reserves of commercial insurance subsidiary	100	(100)
Costs incurred for purchase of information technology applications, net of refunds	19,726	(2,902)
Investment in, and advances to, joint venture and other	0	(2,672)
Net cash used in investing activities	(914,466)	(802,562)
Cash Flows from Financing Activities:
Repayments of long-term debt	(3,037,868)	(962,567)
Additional borrowings	3,254,974	801,599
Financing costs	(18,770)	(10,300)
Repurchase of common shares	(1,220,875)	(206,719)
Dividends paid	(65,896)	(17,344)
Issuance of common stock	13,372	12,318
Profit distributions to noncontrolling interests	(7,080)	(19,805)
Purchase of ownership interests by minority member	13,193	17,959
Net cash used in financing activities	(1,068,950)	(384,859)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(499)	739
(Decrease) increase in cash, cash equivalents and restricted cash	(1,100,220)	1,173,487
Cash, cash equivalents and restricted cash, beginning of period	1,279,154	105,667
Cash, cash equivalents and restricted cash, end of period	$178,934	$1,279,154
Supplemental Disclosures of Cash Flow Information:
Interest paid	$75,607	$112,598
Income taxes paid, net of refunds	$362,978	$286,247
Noncash purchases of property and equipment	$167,234	$74,854

Universal Health Services, Inc.
Supplemental Statistical Information
(unaudited)

			% Change	% Change
Same Facility:			Quarter ended	12 months ended
			12/31/2021	12/31/2021
Acute Care Services
Revenues (a)			4.4%	11.6%
Revenues-excludes governmental stimulus revenues			14.8%	17.6%
Adjusted Admissions			8.9%	7.7%
Adjusted Patient Days			5.0%	8.6%
Revenue Per Adjusted Admission-excludes governmental stimulus revenues			3.7%	8.6%
Revenue Per Adjusted Patient Day-excludes governmental stimulus revenues			7.5%	7.7%

Behavioral Health Care Services
Revenues (b)			5.4%	5.4%
Revenues-excludes governmental stimulus revenues			9.2%	7.5%
Adjusted Admissions			1.5%	1.6%
Adjusted Patient Days			0.5%	0.4%
Revenue Per Adjusted Admission-excludes governmental stimulus revenues			7.8%	5.4%
Revenue Per Adjusted Patient Day-excludes governmental stimulus revenues			8.9%	6.7%

(a) Includes governmental stimulus program revenues of $155 million and $316 million recorded in the three and twelve-months periods ended December 31, 2020, respectively.
(b) Includes governmental stimulus program revenues of $45 million and $97 million recorded in the three and twelve-months periods ended December 31, 2020, respectively.

UHS Consolidated	Fourth Quarter Ended		Twelve months ended
	12/31/2021	12/31/2020	12/31/2021	12/31/2020
Revenues	$3,275,251	$3,086,935	$12,642,117	$11,558,897
EBITDA net of NCI	$464,541	$557,168	$1,914,156	$1,860,024
EBITDA Margin net of NCI	14.2%	18.0%	15.1%	16.1%
Adjusted EBITDA net of NCI	$452,225	$548,863	$1,900,265	$1,860,010
Adjusted EBITDA Margin net of NCI	13.8%	17.8%	15.0%	16.1%

Cash Flow From Operations	$322,020	$142,012	$883,695	$2,360,169
Days Sales Outstanding	49	50	50	55
Capital Expenditures	$189,634	$184,651	$855,659	$731,307

Debt			$4,190,288	$3,856,251
UHS' Shareholders Equity			$6,089,664	$6,317,146
Debt / Total Capitalization			40.8%	37.9%
Debt / EBITDA net of NCI (1)			2.19	2.07
Debt / Adjusted EBITDA net of NCI (1)			2.21	2.07
Debt / Cash From Operations (1)			4.74	1.63
Net Debt / EBITDA net of NCI (1) (2)			2.19	1.45
Net Debt / Adjusted EBITDA net of NCI (1) (2)			2.21	1.45
Net Debt / Cash From Operations (1) (2)			4.74	1.14

(1) Latest 4 quarters
(2) Debt, net of approximately $1.2 billion of short-term cash investments as of December 31, 2020.

Universal Health Services, Inc.

Acute Care Hospital Services

For the Three and Twelve Months ended

December 31, 2021 and 2020

(in thousands)

Same Facility Basis - Acute Care Hospital Services

	Three months ended		Three months ended		Twelve months ended		Twelve months ended
	December 31, 2021		December 31, 2020		December 31, 2021		December 31, 2020
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues (a)	$1,785,033	100.0%	$1,709,872	100.0%	$6,963,627	100.0%	6,238,236	100.0%
Operating charges:
Salaries, wages and benefits	794,807	44.5%	701,927	41.1%	2,947,853	42.3%	2,611,143	41.9%
Other operating expenses	440,571	24.7%	375,958	22.0%	1,656,848	23.8%	1,462,627	23.4%
Supplies expense	317,142	17.8%	299,376	17.5%	1,218,969	17.5%	1,081,154	17.3%
Depreciation and amortization	81,153	4.5%	83,321	4.9%	327,774	4.7%	318,077	5.1%
Lease and rental expense	17,758	1.0%	19,414	1.1%	73,421	1.1%	69,638	1.1%
Subtotal-operating expenses	1,651,431	92.5%	1,479,996	86.6%	6,224,865	89.4%	5,542,639	88.8%
Income from operations	133,602	7.5%	229,876	13.4%	738,762	10.6%	695,597	11.2%
Interest expense, net	257	0.0%	228	0.0%	1,006	0.0%	1,567	0.0%
Other (income) expense, net	131	0.0%	-	-	567	0.0%	-	-
Income before income taxes	$133,214	7.5%	$229,648	13.4%	$737,189	10.6%	$694,030	11.1%

All Acute Care Hospital Services

	Three months ended		Three months ended		Twelve months ended		Twelve months ended
	December 31, 2021		December 31, 2020		December 31, 2021		December 31, 2020
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues (a)	$1,837,254	100.0%	$1,738,746	100.0%	$7,108,254	100.0%	6,337,304	100.0%
Operating charges:
Salaries, wages and benefits	811,080	44.1%	702,099	40.4%	2,968,140	41.8%	2,611,514	41.2%
Other operating expenses	466,768	25.4%	404,966	23.3%	1,772,312	24.9%	1,561,875	24.6%
Supplies expense	322,010	17.5%	299,383	17.2%	1,224,664	17.2%	1,081,159	17.1%
Depreciation and amortization	83,046	4.5%	83,368	4.8%	331,508	4.7%	318,124	5.0%
Lease and rental expense	19,715	1.1%	19,414	1.1%	75,391	1.1%	69,638	1.1%
Subtotal-operating expenses	1,702,619	92.7%	1,509,230	86.8%	6,372,015	89.6%	5,642,310	89.0%
Income from operations	134,635	7.3%	229,516	13.2%	736,239	10.4%	694,994	11.0%
Interest expense, net	257	0.0%	228	0.0%	1,006	0.0%	1,567	0.0%
Other (income) expense, net	131	0	-	-	567	0	-	-
Income before income taxes	$134,247	7.3%	$229,288	13.2%	$734,666	10.3%	$693,427	10.9%

(a) Includes governmental stimulus program revenues of $155 million and $316 million recorded in the three and twelve-months periods ended December 31, 2020, respectively.

We believe that providing our results on a “Same Facility” basis (which is a non-GAAP measure), which includes the operating results for facilities and businesses operated in both the current year and prior year periods, is helpful to our investors as a measure of our operating performance. Our Same Facility results also neutralize (if applicable), the effect of material items that are nonrecurring or non-operational in nature including items such as, but not limited to, reserves for various matters, settlements, legal judgments and lawsuits, cost related to extinguishment of debt, gains/losses on sales of assets and businesses, impairments of long-lived and intangible assets and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. Our Same Facility basis results exclude from net revenues and other operating expenses, provider tax assessments incurred in each period. However, these provider tax assessments are included in net revenues and other operating expenses as reflected in the table under All Acute Care Hospital Services. The provider tax assessments had no impact on the income before income taxes as reflected on the above tables since the amounts offset between net revenues and other operating expenses. To obtain a complete understanding of our financial performance, the Same Facility results should be examined in connection with our net income as determined in accordance with GAAP and as presented herein and the condensed consolidated financial statements and notes thereto as contained in our Form 10-K for the year ended December 31, 2021.

The All Acute Care Hospital Services table summarizes the results of operations for all our acute care operations during the periods presented. These amounts include: (i) our acute care results on a same facility basis, as indicated above; (ii) the impact of provider tax assessments which increased net revenues and other operating expenses but had no impact on income before income taxes, and; (iii) certain other amounts including the results of facilities acquired or opened during the last twelve months.

Universal Health Services, Inc.

Behavioral Health Care Services

For the Three and Twelve Months ended

December 31, 2021 and 2020

(in thousands)

Same Facility - Behavioral Health Care Services

	Three months ended		Three months ended		Twelve months ended		Twelve months ended
	December 31, 2021		December 31, 2020		December 31, 2021		December 31, 2020
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues (a)	$1,390,581	100.0%	1,319,149	100.0%	$5,394,647	100.0%	5,116,728	100.0%
Operating charges:
Salaries, wages and benefits	740,469	53.2%	695,839	52.7%	2,874,224	53.3%	2,717,905	53.1%
Other operating expenses	261,161	18.8%	236,198	17.9%	1,037,248	19.2%	929,922	18.2%
Supplies expense	52,081	3.7%	50,681	3.8%	203,516	3.8%	204,442	4.0%
Depreciation and amortization	45,377	3.3%	45,660	3.5%	182,303	3.4%	175,537	3.4%
Lease and rental expense	9,843	0.7%	10,556	0.8%	41,182	0.8%	41,940	0.8%
Subtotal-operating expenses	1,108,931	79.7%	1,038,934	78.8%	4,338,473	80.4%	4,069,746	79.5%
Income from operations	281,650	20.3%	280,215	21.2%	1,056,174	19.6%	1,046,982	20.5%
Interest expense, net	324	0.0%	368	0.0%	1,338	0.0%	1,447	0.0%
Other (income) expense, net	(339)	(0.0)%	(1,277)	(0.1)%	96	0.0%	1,060	0.0%
Income before income taxes	$281,665	20.3%	$281,124	21.3%	$1,054,740	19.6%	$1,044,475	20.4%

All Behavioral Health Care Services

	Three months ended		Three months ended		Twelve months ended		Twelve months ended
	December 31, 2021		December 31, 2020		December 31, 2021		December 31, 2020
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues (a)	$1,428,517	100.0%	1,343,899	100.0%	$5,503,644	100.0%	5,208,722	100.0%
Operating charges:
Salaries, wages and benefits	748,293	52.4%	699,906	52.1%	2,893,028	52.6%	2,727,129	52.4%
Other operating expenses	298,099	20.9%	258,727	19.3%	1,145,879	20.8%	1,023,733	19.7%
Supplies expense	52,567	3.7%	50,850	3.8%	204,840	3.7%	204,711	3.9%
Depreciation and amortization	46,891	3.3%	47,931	3.6%	187,761	3.4%	182,012	3.5%
Lease and rental expense	9,914	0.7%	11,354	0.8%	41,703	0.8%	45,505	0.9%
Subtotal-operating expenses	1,155,764	80.9%	1,068,768	79.5%	4,473,211	81.3%	4,183,090	80.3%
Income from operations	272,753	19.1%	275,131	20.5%	1,030,433	18.7%	1,025,632	19.7%
Interest expense, net	1,216	0.1%	415	0.0%	4,780	0.1%	1,599	0.0%
Other (income) expense, net	(339)	(0.0)%	(1,561)	(0.1)%	96	0.0%	776	0.0%
Income before income taxes	$271,876	19.0%	$276,277	20.6%	$1,025,557	18.6%	$1,023,257	19.6%

(a) Includes governmental stimulus program revenues of $45 million and $97 million recorded in the three and twelve-months periods ended December 31, 2020, respectively.

We believe that providing our results on a “Same Facility” basis (which is a non-GAAP measure), which includes the operating results for facilities and businesses operated in both the current year and prior year periods, is helpful to our investors as a measure of our operating performance. Our Same Facility results also neutralize (if applicable), the effect of material items that are nonrecurring or non-operational in nature including items such as, but not limited to, reserves for various matters, settlements, legal judgments, lawsuits and reserves established in connection with the government's investigation of our behavioral health care facilities, cost related to extinguishment of debt, gains/losses on sales of assets and businesses, impairments of long-lived and intangible assets and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. Our Same Facility basis results exclude from net revenues and other operating expenses, provider tax assessments incurred in each period. However, these provider tax assessments are included in net revenues and other operating expenses as reflected in the table under All Behavioral Health Care Services. The provider tax assessments had no impact on the income before income taxes as reflected on the above tables since the amounts offset between net revenues and other operating expenses. To obtain a complete understanding of our financial performance, the Same Facility results should be examined in connection with our net income as determined in accordance with GAAP and as presented herein and in the condensed consolidated financial statements and notes thereto as contained in our Form 10-K for the year ended December 31, 2021.

The All Behavioral Health Care Services table summarizes the results of operations for all our behavioral health care facilities during the periods presented. These amounts include: (i) our behavioral health results on a same facility basis, as indicated above; (ii) the impact of provider tax assessments which increased net revenues and other operating expenses but had no impact on income before income taxes, and; (iii) certain other amounts including the results of facilities acquired or opened during the last twelve months as well as the results of certain facilities that were closed or restructured during the past year.

Universal Health Services, Inc.
Selected Hospital Statistics
For the Three Months Ended
December 31, 2021 and 2020

AS REPORTED:
	ACUTE			BEHAVIORAL HEALTH
	12/31/21	12/31/20	% change	12/31/21	12/31/20	% change

Hospitals owned and leased	27	26	3.8%	335	334	0.3%
Average licensed beds	6,654	6,476	2.7%	24,154	23,859	1.2%
Average available beds	6,482	6,304	2.8%	24,054	23,759	1.2%
Patient days	397,498	386,491	2.8%	1,526,510	1,522,352	0.3%
Average daily census	4,320.6	4,201.0	2.8%	16,592.5	16,547.3	0.3%
Occupancy-licensed beds	64.9%	64.9%	0.1%	68.7%	69.4%	-1.0%
Occupancy-available beds	66.7%	66.6%	0.1%	69.0%	69.6%	-0.9%
Admissions	77,352	72,877	6.1%	111,132	109,514	1.5%
Length of stay	5.1	5.3	-3.0%	13.4	13.4	0.0%

Inpatient revenue	$9,242,661	$7,866,580	17.5%	$2,455,659	$2,420,468	1.5%
Outpatient revenue	5,352,067	4,067,550	31.6%	257,479	244,286	5.4%
Total patient revenue	14,594,728	11,934,130	22.3%	2,713,138	2,664,754	1.8%
Other revenue	174,909	275,271	-36.5%	79,961	109,554	-27.0%
Gross hospital revenue	14,769,637	12,209,401	21.0%	2,793,099	2,774,308	0.7%
Total deductions	12,932,383	10,470,655	23.5%	1,364,582	1,430,409	-4.6%
Net hospital revenue	$1,837,254	$1,738,746	5.7%	$1,428,517	$1,343,899	6.3%

SAME FACILITY:
	ACUTE			BEHAVIORAL HEALTH
	12/31/21	12/31/20	% change	12/31/21	12/31/20	% change

Hospitals owned and leased	26	26	0.0%	330	330	0.0%
Average licensed beds	6,588	6,476	1.7%	23,782	23,661	0.5%
Average available beds	6,416	6,304	1.8%	23,682	23,561	0.5%
Patient days	394,045	386,491	2.0%	1,512,830	1,512,397	0.0%
Average daily census	4,283.1	4,201.0	2.0%	16,443.8	16,439.1	0.0%
Occupancy-licensed beds	65.0%	64.9%	0.2%	69.1%	69.5%	-0.5%
Occupancy-available beds	66.8%	66.6%	0.2%	69.4%	69.8%	-0.5%
Admissions	77,046	72,877	5.7%	109,681	108,527	1.1%
Length of stay	5.1	5.3	-3.6%	13.8	13.9	-1.0%

Universal Health Services, Inc.
Selected Hospital Statistics
For the Twelve months ended
December 31, 2021 and 2020

AS REPORTED:
	ACUTE			BEHAVIORAL HEALTH
	12/31/21	12/31/20	% change	12/31/21	12/31/20	% change

Hospitals owned and leased	27	26	3.8%	335	334	0.3%
Average licensed beds	6,566	6,457	1.7%	24,132	23,661	2.0%
Average available beds	6,394	6,285	1.7%	24,030	23,559	2.0%
Patient days	1,568,639	1,458,321	7.6%	6,162,780	6,142,823	0.3%
Average daily census	4,297.6	3,984.5	7.9%	16,884.3	16,783.7	0.6%
Occupancy-licensed beds	65.5%	61.7%	6.1%	70.0%	70.9%	-1.3%
Occupancy-available beds	67.2%	63.4%	6.0%	70.3%	71.2%	-1.3%
Admissions	305,296	286,535	6.5%	457,006	448,870	1.8%
Length of stay	5.1	5.1	0.7%	13.5	13.7	-1.6%

Inpatient revenue	$36,522,155	$30,562,093	19.5%	$9,927,401	$9,718,934	2.1%
Outpatient revenue	20,633,921	16,272,520	26.8%	1,013,547	963,799	5.2%
Total patient revenue	57,156,076	46,834,613	22.0%	10,940,948	10,682,733	2.4%
Other revenue	659,136	788,694	-16.4%	269,435	332,766	-19.0%
Gross hospital revenue	57,815,212	47,623,307	21.4%	11,210,383	11,015,499	1.8%
Total deductions	50,706,958	41,286,003	22.8%	5,706,739	5,806,777	-1.7%
Net hospital revenue	$7,108,254	$6,337,304	12.2%	$5,503,644	$5,208,722	5.7%

SAME FACILITY:
	ACUTE			BEHAVIORAL HEALTH
	12/31/21	12/31/20	% change	12/31/21	12/31/20	% change

Hospitals owned and leased	26	26	0.0%	330	330	0.0%
Average licensed beds	6,543	6,457	1.3%	23,740	23,477	1.1%
Average available beds	6,371	6,285	1.4%	23,638	23,375	1.1%
Patient days	1,564,828	1,458,321	7.3%	6,114,699	6,109,418	0.1%
Average daily census	4,287.2	3,984.5	7.6%	16,752.6	16,692.4	0.4%
Occupancy-licensed beds	65.5%	61.7%	6.2%	70.6%	71.1%	-0.8%
Occupancy-available beds	67.3%	63.4%	6.1%	70.9%	71.4%	-0.8%
Admissions	304,955	286,535	6.4%	451,493	445,737	1.3%
Length of stay	5.1	5.1	0.8%	13.5	13.7	-1.2%

Universal Health Services, Inc.
Supplemental Non-GAAP Disclosures
2022 Operating Results Forecast
(in thousands, except per share amounts)

	Forecast For The Year Ending December 31, 2022
		% Net		% Net
	Low	revenues	High	revenues
Net revenues (a)	$13,424,000		$13,694,000

Adjusted net income attributable to UHS (a) (b)	$878,145		$951,813
Depreciation and amortization	562,819		562,819
Interest expense	124,941		124,941
Other (income) expense, net	(8,197)		(8,197)
Provision for income taxes	272,464		295,321
Adjusted EBITDA net of NCI (a) (c)	$1,830,172	13.6%	$1,926,697	14.1%

Adjusted net income attributable to UHS, per diluted share (a) (b)	$11.90		$12.90

Shares used in computing diluted earnings per share	73,634		73,634

(a) The impact of the COVID-19 pandemic, which began during the second half of March, 2020, has had a material unfavorable effect on our operations and financial results. The extent to which the COVID-19 pandemic and measures taken in response thereto impact our business, results of operations and financial condition will depend on numerous factors and future developments, most of which are beyond our control or ability to predict. The ultimate impact of the COVID-19 pandemic is highly uncertain and subject to change. We are not able to fully quantify the impact that these factors will have on our future financial results, but expect developments related to the COVID-19 pandemic to materially affect our financial performance in 2022 and may cause our 2022 actual operating results to differ materially from our 2022 operating results forecast.

(b) Adjusted net income attributable to UHS/per diluted share are non-GAAP financial measures.  The 2022 forecasted amounts exclude the impact of future items, if applicable, that are nonrecurring or non-operational in nature including items such as pre-tax unrealized gains/losses resulting from changes in the market value of shares of certain equity securities, the impact of ASU 2016-09, and other potential material items including, but not limited to, reserves for various matters including settlements, legal judgments and lawsuits, potential impacts of non-ordinary course acquisitions, divestitures, joint ventures or other strategic transactions, costs related to extinguishment of debt, gains/losses on sales of assets and businesses, impairment of long-lived and intangible assets, other amounts that may be reflected in the current financial statements that relate to prior periods, and the impact of share repurchases that differ from our forecasted assumptions. It is also subject to certain conditions including those as set forth below in General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures.

(c) Adjusted EBITDA net of NCI is a non-GAAP financial measure.  To obtain a complete understanding of our financial performance, Adjusted EBITDA net of NCI should be examined in connection with net income determined in accordance with GAAP as presented in the consolidated financial statements and notes thereto in this report or in our filings with the Securities and Exchange Commission including our Report on Form 10-K for the year ended December 31, 2021.